UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 10, 2017

____________________________

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

____________________________

Indiana	000-54207	35-2089868
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

227 W. Valley Blvd. #208A, San Gabriel, CA	91776
(Address of principal executive offices)	(Zip Code)

(800) 808-8760

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfying the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02         Departure Of Directors or Certain Officers

Guoqi (Jack) Deng has tendered his resignation as chief financial officer and as a director of the Company effective May 15, 2017.  Mr. Deng informed the Company that his resignation is intended to permit him to spend more time with his family. Mr. Deng informed the Company that his resignation is not because of a disagreement with the Company.

The Company is undertaking a search for a qualified candidate to replace Mr. Deng and expects to have someone in place in time to perform required services as principle financial officer in connection with the preparation of the Company's annual report.

Item 5.02(a)(2) A copy of Mr. Deng’s resignation letter is attached.

Item 9.01          Exhibits

99.1           Letter from Mr. Deng

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 10, 2017

ChineseInvestors.com, Inc.

By: /s/ Wei Wang

Name: Wei Wang

Title: Chief Executive Officer